Exhibit 99.5

AGREEMENT

THIS AGREEMENT (this “Agreement”) dated as of April 30, 2010, is made by and among Jeffrey D. Goldstein, Richard A. Goldstein, Robert S. Goldstein, Goldstein Group, Inc., B.I.J.R.R. Isle, Inc., B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., Jeff Isle Partnership, L.P., and I.G. Isle Partnership, L.P. (each a “Party” and collectively, as the “Parties”).

WHEREAS, the undersigned are stockholders, direct or beneficial, of Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”); and

WHEREAS, the common stock of the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

WHEREAS, Jeffrey D. Goldstein, Richard A. Goldstein and Robert S. Goldstein are brothers, and individually and in various fiduciary capacities, each have beneficial ownership of Securities (as defined below) including securities held for the benefit of them and members of their family (collectively, the “Goldstein Family”); and

WHEREAS, as a result of planning for management of certain Goldstein Family investments following Bernard Goldstein’s passing, the Parties wish to enter into this Agreement pertaining to their respective investments in the Company and its Securities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.                  The Parties agree to coordinate with each other with respect to their ownership of Securities and ensuring the interests of the Goldstein Family are appropriately considered by the Company’s Board of Directors. “Securities” shall mean equity securities of the Company, options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company.  Furthermore, so long as this Agreement is in effect, each of the undersigned shall provide written notice to the other of (a) any of purchase or sale of Securities; and (b) any change in the amount of Securities of the Company over which they acquire or dispose of beneficial ownership, no later than 48 hours after each such transaction.

2.                  Unless otherwise agreed by the Parties, Goldstein Group, Inc. shall pay all expenses incurred in connection with the negotiation and execution of this Agreement and the activities of the Parties pursuant to this Agreement.

3.                  Each Party agrees that any filing with the Securities and Exchange Commission, press release or stockholder communication proposed to be made or issued by such Party or any other Party hereto in connection with the activities of the Parties hereunder shall be jointly approved by Jeffrey D. Goldstein, Richard A. Goldstein and Robert S. Goldstein, which approval shall not be unreasonably withheld or delayed.

4.                  The relationship of the Parties hereto shall be limited to carrying on the activities of the Parties in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such activities as described herein and for no other purpose.  Nothing herein shall be construed to authorize any Party to act as an agent for any other Party, or to create a joint venture or partnership, or to constitute an indemnification.  Except as otherwise expressly provided herein, nothing herein shall restrict any Party’s right to purchase, sell, acquire or dispose of Securities of the Company, as such Party deems appropriate, in the Party’s sole discretion, provided that any such transaction is made in compliance with all applicable securities and other laws.

5.                  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

6.                  In the event of any dispute among the Parties hereto arising out of the provisions of this Agreement or their investment in the Company, each Party hereto consents and submits to the exclusive jurisdiction of the Federal and State Courts in the State of Missouri.

7.                  Any Party hereto may terminate such Party’s obligations under this Agreement on at least 48 hours’ written notice to all other Parties.

8.                  Each of the undersigned Parties hereby agrees to jointly prepare and file an amendment to the Schedule 13D filed by the Parties to reflect the formation of a “group” solely for the purpose set forth herein, for purposes of Section 13(d) of the Exchange Act as described above, and agrees that this Agreement shall be filed as an exhibit to such amendment.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the 30th day of April, 2010.

/s/ Jeffrey D. Goldstein*
Jeffrey D. Goldstein

/s/ Richard A. Goldstein*
Richard A. Goldstein

/s/ Robert S. Goldstein*
Robert S. Goldstein

GOLDSTEIN GROUP, INC.

By: /s/ Jeffrey D. Goldstein
Name: Jeffrey D. Goldstein
Title: Vice Chair. Pres.

B.I.J.R.R. ISLE, INC.

By: /s/ Jeffrey D. Goldstein
Name: Jeffrey D. Goldstein
Title: Co-Chairman

B.I. ISLE PARTNERSHIP, L.P.
By: B.I.J.R.R. Isle, Inc., its sole General Partner

By: /s/ Jeffrey D. Goldstein
Name: Jeffrey D. Goldstein
Title: Co-Chairman

ROB ISLE PARTNERSHIP, L.P.
By: B.I.J.R.R. Isle, Inc., its sole General Partner

By: /s/ Jeffrey D. Goldstein
Name: Jeffrey D. Goldstein
Title: Co-Chairman

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RICH ISLE PARTNERSHIP, L.P.
By: B.I.J.R.R. Isle, Inc., its sole General Partner

By: /s/ Jeffrey D. Goldstein
Name: Jeffrey D. Goldstein
Title: Co-Chairman

JEFF ISLE PARTNERSHIP, L.P.
By: B.I.J.R.R. Isle, Inc., its sole General Partner

By: /s/ Jeffrey D. Goldstein
Name: Jeffrey D. Goldstein
Title: Co-Chairman

I.G. ISLE PARTNERSHIP, L.P.
By: B.I.J.R.R. Isle, Inc., its sole General Partner

By: /s/ Jeffrey D. Goldstein
Name: Jeffrey D. Goldstein
Title: Co-Chairman

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